UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 2, 2020, American International Group, Inc. (“AIG”) completed the sale of a majority of the interests in Fortitude Group Holdings, LLC (“Fortitude Holdings”) to Carlyle FRL, L.P. (“Carlyle FRL”), an investment fund advised by an affiliate of The Carlyle Group Inc. (“Carlyle”), and T&D United Capital Co., Ltd. (“T&D”), a subsidiary of T&D Holdings, Inc., under the terms of a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) entered into on November 25, 2019 by and among AIG, Fortitude Holdings, Carlyle FRL, Carlyle, T&D and T&D Holdings, Inc. (the “Majority Interest Fortitude Sale”). AIG established Fortitude Reinsurance Company Ltd. (“Fortitude Re”), a wholly owned subsidiary of Fortitude Holdings, in 2018 in connection with a series of affiliated reinsurance transactions related to AIG’s Legacy Portfolio. As of March 31, 2020, these reinsurance transactions included the cession of approximately $30 billion of reserves from AIG’s Legacy Life and Retirement Run-Off Lines and approximately $4 billion of reserves from AIG’s Legacy General Insurance Run-Off Lines, related to business written by multiple wholly-owned AIG subsidiaries. As of closing of the Majority Interest Fortitude Sale, these reinsurance transactions are no longer considered affiliated transactions and Fortitude Re is the reinsurer of the majority of AIG’s Legacy Portfolio. As these reinsurance transactions are structured as modified coinsurance and loss portfolio transfers with funds withheld, following the closing of the Majority Interest Fortitude Sale, AIG will continue to reflect the invested assets, which consist mostly of available for sale securities, supporting Fortitude Re’s obligations, in AIG’s financial statements.

AIG sold a 19.9 percent ownership interest in Fortitude Holdings to TC Group Cayman Investments Holdings, L.P. (“TCG”), an affiliate of Carlyle, in November 2018 (the “2018 Fortitude Sale”). As a result of completion of the Majority Interest Fortitude Sale, Carlyle FRL purchased from AIG a 51.6 percent ownership interest in Fortitude Holdings and T&D purchased from AIG a 25 percent ownership interest in Fortitude Holdings; AIG retained a 3.5 percent ownership interest in Fortitude Holdings and one seat on its Board of Managers. The approximately $2.2 billion of proceeds received by AIG at closing include (i) the approximately $1.8 billion under the Majority Interest Fortitude Sale, which is subject to a post-closing purchase price adjustment pursuant to which AIG will pay Fortitude Re for certain adverse development in property casualty related reserves, based on an agreed methodology, that may occur on or prior to December 31, 2023, up to a maximum payment of $500 million; and (ii) a $383 million purchase price adjustment from Carlyle FRL and T&D, corresponding to their respective portions of a proposed $500 million non-pro rata distribution from Fortitude Holdings that was not received by AIG prior to the closing.

In connection with the Majority Interest Fortitude Sale, AIG, Fortitude Holdings, and TCG have agreed that, effective as of the closing, (i) AIG’s investment commitment targets under the 2018 Fortitude Sale (whereby AIG had agreed to invest certain amounts into various Carlyle strategies and to make certain minimum investment management fee payments by November 2021) have been assumed by Fortitude Holdings and AIG has been released therefrom, (ii) the purchase price adjustment that AIG had agreed to provide TCG in the 2018 Fortitude Sale (whereby AIG had agreed to reimburse TCG for adverse development in property casualty related reserves, based on an agreed methodology, that may occur on or prior to December 31, 2023, up to the value of TCG’s investment in Fortitude Holdings) has been terminated, and (iii) TCG remains obligated to pay AIG $115 million of deferred consideration upon settlement of the post-closing purchase price adjustment referred to above. This latter amount is composed of $95 million of deferred consideration contemplated as part of the 2018 Fortitude Sale, together with $19.9 million in respect of TCG’s 19.9 percent share of the unpaid portion of the $500 million non-pro rata dividend to be paid to AIG under the 2018 Fortitude Sale (TCG paid $79.6 million to AIG on May 26, 2020). In addition, the 2018 Capital Maintenance Agreement between AIG and Fortitude Re and the letters of credit issued in support of Fortitude Re and subject to reimbursement by AIG in the event of a drawdown were terminated as of the closing of the Majority Interest Fortitude Sale. Upon closing of the Majority Interest Fortitude Sale, AIG entered into a transition services agreement with Fortitude Holdings for the provision of transition services for a period after closing, and letter of credit agreements with certain financial institutions, which issued letters of credit in support of certain General Insurance subsidiaries that have reinsurance agreements in place with Fortitude Re in the amount of $600 million.  These letters of credit are subject to reimbursement by AIG in the event of a drawdown by these insurance subsidiaries.

AIG previously disclosed that it expected to contribute approximately $1.45 billion of the proceeds of the Majority Interest Fortitude Sale to certain of its insurance company subsidiaries for a period of time following the closing of the transaction. Following closing, AIG will contribute $700 million of the proceeds of the Majority Interest Fortitude Sale to certain of its General Insurance subsidiaries and $135 million of the proceeds of the Majority Interest Fortitude Sale to certain of its Life and Retirement subsidiaries. AIG retained $615 million of the proceeds it had previously expected to contribute to certain of its Life and Retirement subsidiaries; as a result of the lower contribution, AIG expects to receive reduced dividend distributions from such Life and Retirement subsidiaries in 2020 compared to its original plan.

The foregoing description of the Majority Interest Fortitude Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Membership Interest Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On June 2, 2020, AIG, Carlyle and T&D issued a joint press release announcing the completion of the Majority Interest Fortitude Sale. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial statements related to the Majority Interest Fortitude Sale are attached as Exhibit 99.2.

(d) Exhibits

2.1	Membership Interest Purchase Agreement, by and among American International Group, Inc., Fortitude Group Holdings, LLC, Carlyle FRL, L.P., Carlyle Group Inc., T&D United Capital Co., Ltd. and T&D Holdings, Inc., dated as of November 25, 2019, incorporated by reference to Exhibit 2.1 to AIG’s Current Report on Form 8-K filed with the SEC on November 25, 2019.
99.1	Press release issued by American International Group, Inc., The Carlyle Group Inc. and T&D Holdings, Inc., dated June 2, 2020.
99.2	American International Group, Inc. unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 and unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2020 and for the year ended December 31, 2019, together with notes to the unaudited pro forma condensed consolidated financial statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, by and among American International Group, Inc., Fortitude Group Holdings, LLC, Carlyle FRL, L.P., Carlyle Group Inc., T&D United Capital Co., Ltd. and T&D Holdings, Inc., dated as of November 25, 2019, incorporated by reference to Exhibit 2.1 to AIG’s Current Report on Form 8-K filed with the SEC on November 25, 2019.
99.1	Press release issued by American International Group, Inc., The Carlyle Group Inc. and T&D Holdings, Inc., dated June 2, 2020.
99.2	American International Group, Inc. unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 and unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2020 and for the year ended December 31, 2019, together with notes to the unaudited pro forma condensed consolidated financial statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: June 3, 2020	By:	/s/ Kristen W. Prohl
	Name:	Kristen W. Prohl
	Title:	Assistant Secretary